CLAIMS MANAGEMENT SERVICES and LICENSE AGREEMENT

         This Claims Management Services and License Agreement ("Agreement") is made and entered into as of the ____ day of February, 2001, by and between EAUTOCLAIMS.COM, INC., a Nevada corporation ("EACC"), and ROYAL INDEMNITY COMPANY, on its own behalf and on behalf of its affiliates and subsidiaries, a North Carolina corporation ("Client").

                                    RECITALS

         WHEREAS, EACC provides certain Internet-based web enabled online application claims management software products and services and has developed a nationwide network of vehicle repair vendors and a system of cooperation between EACC and its vendors to furnish economical, quality, and efficient vehicle repairs or appraisals for EACC and its clients (the "Services"); and

         WHEREAS, Client is engaged in the business of providing physical damage insurance to its customers and desires to subscribe to and license the Services under the terms and conditions described herein;

         WHEREAS, EACC is agreeable to providing the Services and desires to grant Client a license and right to use the Services under the terms and conditions described herein;

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants and obligations of the parties set forth herein, EACC and Client agree as follows:

1.       Definitions.

As used in this Agreement, the terms defined below have the meanings ascribed to them herein:

"Consumer" means the Client's insured or a third party claimant.

"Documentation" means EACC materials describing the Services and the System, which includes all web enabled updates, training tools, modules and changes made to the System from time to time by EACC, including the web enabled custom IT requirements and programming description materials described in Appendix A.

"Effective Date" means the date first indicated above.

"Services" means claims management services described in the first recital of this Agreement, Appendix A and the Documentation.

"System" means EACC's proprietary Internet-based web enabled claims management software products and services, including but not limited to EACC's core product known as Bricks to Clicks or B2C, which provides administration, estimating, auditing, appraising and management of physical damage repair services to motor vehicles and which also includes, at the option of the Client, access to and a right to use the Vendors.

"Repairs" means physical damage or mechanical repairs for Vehicles.

"Vendors" means a motor vehicle repair facility, rental agency, appraiser, glass
replacement   company,    salvage   facility   or   other   facility   providing
vehicle-related services via the EACC network of automobile repair facilities.

2.       EACC Obligations.

         Subject to the terms and conditions of this Agreement, EACC shall provide the Services and System during the term of this Agreement. EACC agrees to the following:

         (a) EACC grants a non-exclusive, enterprise-wide license to Client to use and have access the System, Services and Documentation pursuant to this Agreement

         (b) EACC shall maintain and make available to Client and its Consumers a toll-free telephone number which shall be operated by EACC personnel 24 hours a day, seven days a week.

         (c) EACC shall make available to Client the EACC network of Vendors. Client is under no obligation to use the Vendors included as part of the EACC System.

         (d) EACC shall monitor all Vendors for timely repairs, quality workmanship, and courtesy. Any Vendor not providing consistent quality service, as determined by EACC, shall be terminated and replaced with another Vendor selected by EACC.

         (e) EACC shall provide audits on all repair estimates received from Vendors (except total losses). EACC shall obtain an agreed repair price from the network Vendor on estimates prior to approving or seeking repair approval from Client.

         (f) Subject to the terms and conditions of Appendix B, EACC shall provide a warranty on the quality of all Vendor physical damage repairs, original equipment manufacturer (OEM) replacement body parts, CAPA certified after-market parts, and like-kind and quality (LKQ) and refurbished or rebuilt parts, Vendor labor, and paint and materials that are provided by Vendors for as long as the Consumer owns the Vehicle. This warranty is exclusive of normal wear and tear on replacement parts. All other parts carry the standard manufacturer warranty.

         (g) EACC shall not require or influence Consumer to use a Vendor for the vehicle repairs when contacting Consumer. EACC shall inform Consumer that they are not required to use any Vendor.

         (h) EACC shall pay Vendors for authorized services performed within the Vendor's contracted timeline and payment terms.

         (i) EACC shall require Vendors to provide at least two (2) weeks free vehicle storage when necessary to Client and/or Consumers.

         (j) EACC shall provide all of the custom IT requirements and programming items set forth in Appendix A.
                              -----------

3.       Client Obligations.

Client agrees to the following:

         (a) Client shall designate EACC as its non-exclusive agent to administer motor vehicle repair approval services and procedures on behalf of Client during the term of this Agreement. Client shall have the responsibility to adjust claims.

         (b) Client shall communicate to EACC, by way of a designated EACC assignment application form, the names, phone numbers and all pertinent information on all the Consumers who have reported an accident and are being serviced via the System so that EACC is able to monitor Vendor assignments, perform audits on network estimates and may contact the Consumer to assist with Vendor appointments and facilitate the provision of Vendor services..

         (c) Client shall provide to EACC on a daily basis via the System information regarding repair or denial confirmations for each Consumer claim.

         (d) Client shall hold EACC harmless and shall indemnify EACC from any claims or judgments as a result of EACC following the claims guidelines set by Client, including, but not limited to, guidelines for use of aftermarket parts.

         (e) Other than as otherwise provided for in this Agreement or as may be agreed to from time to time in writing by EACC, Client shall not in any way, directly or indirectly, copy or duplicate the System or Documentation. Client shall use the System only for the evaluation and processing of physical damage claims arising in connection with Client's business. Client shall not permit any third party, other than authorized agents, representatives and contractors, to use the System, Services or Documentation.

                  The Client has the right to demonstrate the EACC System to existing and potential customers in the course of marketing Client's claims handling and processing expertise or for training purposes within Client's organization. Provided that third party vendors are not competitors of EACC, Client shall have the right to grant such third parties access and a right to use the EACC System, provided that such third parties execute non-piracy and confidential agreements in form and substance agreeable to EACC. Under no circumstances shall access to the EACC System, Services or Documentation be provided to any competitor of EACC. In order to facilitate the objectives of this provision, Client shall give prior notice (either by email or in writing) to EACC prior to any demonstration of or access to the EACC System and Documentation to any third party. Client may only demonstrate or provide access to the EACC System and Documentation after EACC has consented (either by return email or in writing) to such access or demonstration.

         (f) Client shall use the System as provided herein and shall not make any changes to the System except as herein provided.

         (g) Client agrees to the custom IT requirements and programming items set forth in Appendix A.

4.       Payment Terms.

        (a) Client and EACC agree to the pricing and payment terms and provisions set forth on Appendix C. All payments to and charges of the Vendors shall be the responsibility of EACC, and except that Consumers will be responsible for payment of deductibles and additional work requested by the Consumer. EACC will invoice Client on a per file basis for all Vendor repair charges at such time as EACC and Vendor have agreed to the final repair amount to be charged by Vendor.

5.       Future Versions of the System.

         The System is improved and upgraded from time to time by EACC. The fees payable by Client under this Agreement will not be increased during the term hereof due to any such improvements and upgrades to the System, unless otherwise agreed to in writing by both parties.

6.       Discontinuance

         In the event that EACC discontinues its support of the System or discontinues its business, and support is no longer available from any other source, then EACC shall furnish to Client, upon Client's written request, such documentation including source code, as Client reasonably requires to continue to use the System in accordance with this Agreement. Upon delivery, Client shall be entitled to make copies of, and create derivative works based upon, such documentation to the extent necessary for such continued use. In the event that EACC discontinues support of the System or discontinues its business, EACC shall, upon written request from Client, provide Client with the names of persons providing support for the System. Client agrees that in no event shall Client market the System, or any derivative based thereon, at any time to any third party.

7.       Technical Services.

EACC shall provide, upon Client's request and at EACC's standard hourly rate for support, technical services relating to the installation, implementation, maintenance, correction, operation, modification, improvement, customization and upgrade of the Licensed System ("Technical Services"). Technical Services will be provided by qualified and experienced EACC personnel in accordance with industry standards. In the event an upgrade reduces, impairs, or eliminates the functionality in the previous version of the Licensed System, EACC shall continue to support the then current version until such time that upgrades offer equivalent functionality.

8.       Expenses.

Any travel, lodging or other expenses of EACC related to the providing of Technical Services will be reimbursed by Client only if such expenses are approved in advance by Client.

9.       Proprietary Rights.

EACC represents and warrants that it is the sole owner of all proprietary rights and intellectual property associated with the System or that it has the full right and authority to grant the license and make the warranties set forth in this Agreement. EACC shall take all actions that are necessary and appropriate for the full protection of its proprietary rights in the System, including, without limitation, obtaining copyright registrations on copyrightable aspects of the System and obtaining written and executed license agreements with all users of the System or any portion thereof. EACC's indemnification obligations with respect to claims of infringement shall be as set forth in Section 10 below.

10.      Warranty on System.

EACC represents and warrants that the System will perform substantially in accordance with the Documentation during the term of this Agreement. If the System does not perform as warranted in this Section 9 or Appendix A, Client will notify EACC and EACC will utilize best efforts at no additional charge in order to correct or replace the defective portions of the System. EXCEPT AS STATED ABOVE OR AS EXPRESSLY SET FORTH ELSEWHERE IN THIS AGREEMENT, EACC MAKES NO WARRANTIES REGARDING THE SYSTEM, EXPRESS OR IMPLIED. EACC SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

11.      Indemnification.

EACC shall defend and hold Client harmless with respect to any claim that the System infringes any patent, copyright, trade secret or other intellectual property right of any third party, provided Client promptly notifies EACC in writing of any such claim and gives EACC reasonable assistance in the defense of such claim. EACC shall pay any damages and costs awarded against Client in connection with a claim for infringement under this section. EACC shall have sole control over the resolution of any claim, however EACC shall obtain the prior written consent of Client prior to settlement. EACC shall have no liability or obligation to Client with respect to any such claim if such claim is based upon any modification of the System made by Client. In the event that any such claim of infringement is made or threatened, or injunctive relief is granted to the third-party claimant, EACC shall, at the option of Client either:
(a) obtain the right for Client to continue using the System; (b) provide a non-infringing work-around; or (c) modify the System to render it non-infringing while retaining like capability.

12.      Work Product.

Any products, information, reports, techniques, inventions, writings, computer programming and other material related to the System and developed by EACC, including, without limitation, modifications, enhancements, improvements, or corrections to the System that are requested by Client or that EACC is obligated to provide under this Agreement shall be, and for all purposes shall be deemed to be, EACC's work product with EACC owning and retaining exclusively and completely any and all rights, title and interests in and to such work product upon its creation, including all intellectual property related thereto. EACC shall have the sole and exclusive right to apply for and obtain any copyright and patent registrations related to such work product.

13.      Limitation of Liability.

EXCEPT FOR  INFRINGEMENT  CLAIMS UNDER  SECTION 10 ABOVE,  either  party's TOTAL
LIABILITY, IN THE AGGREGATE, FOR ANY CLAIMS ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION (INCLUDING BREACH OF WARRANTY, BREACH OF CONTRACT AND TORT) SHALL IN NO EVENT EXCEED THE FEES RECEIVED BY EACC HEREUNDER. IN NO EVENT SHALL either party BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES, OR FOR ANY LOST REVENUE OR PROFITS, EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

14.      Independent Contractors / Arm's Length Transaction.

It is acknowledged by the parties that they are independent contractors with respect to each other and that this Agreement constitutes a bona fide, arm's length transaction between them. Neither party shall make any representations or warranties or incur any liability on behalf of the other party. Neither party is, nor shall it be deemed to be, the agent, representative or partner of the other party.

15.      Force Majeure.

Each party shall be excused from performance under this Agreement and shall have no liability to the other party for any period it is prevented from performing any of its obligations (other than payment obligations), in whole or in part, as a result of delays caused by the other party or by an act of God, war, civil disturbance, court order, labor dispute, third party performance or nonperformance, or other cause beyond its reasonable control, including failures or fluctuations in electrical power, heat, light, or telecommunications, and such nonperformance shall not be a default under, or grounds for termination of, this Agreement.

16.      Confidential Matter.

         a. For purposes of this section, the party disclosing any Confidential Information as hereinafter defined will be the "Disclosing Party" and the party receiving such Confidential Information will be the "Recipient."

         b. "Confidential Information" means any confidential, non-public or proprietary information, data or material, whether written, oral, via computer disk or other electronic media, which Recipient may obtain knowledge of through or as a result of the relationship established hereunder with the Disclosing Party, access to the Disclosing Party's premises, web application or server, or communications with its employees, agents or contractors, including, without limitation, product, technical, systems, marketing, sales, process, financial, strategic, client/customer, computer programming and other information. Confidential Information also includes information of any direct or indirect parent, affiliate or subsidiary of the Disclosing Party. Recipient acknowledges that the Confidential Information is proprietary information that constitutes trade secrets of the Disclosing Party, which if disclosed could damage the Disclosing Party's business. Confidential Information shall not include any such information which (a) is or becomes generally available to the public through no fault of Recipient, (b) is lawfully in Recipient's possession before receipt from the Disclosing Party, (c) has been or is made available to Recipient from a third party which is not under an obligation of confidentiality to Disclosing Party, (d) is independently developed by the Recipient without the use of any Confidential Information provided by the Disclosing Party, or (e) is required to be disclosed pursuant to properly executed subpoena or other regulatory request or court order ("Order"), provided, Recipient gives the Disclosing Party reasonable notice, reasonable opportunity to respond, and limits disclosure to that portion of the Confidential Information required by the Order.

         c. Recipient agrees to hold all Confidential Information in confidence, not to use the Confidential Information for any purpose other than for the purpose of its business with the Disclosing Party and to only disclose it to each other's respective officers, directors, employees, consultants or independent contractors who have been instructed not to disclose such Confidential Information, who are legally bound to confidentiality obligations similar in scope to those herein, and who have a specific need-to-know. Recipient further agrees to use commercially reasonable efforts to protect the confidentiality of the Confidential Information it receives from the Disclosing Party, at least equivalent to the degree of care that Recipient uses in its own business to protect its own similar Confidential Information. Recipient shall notify Disclosing Party immediately and cooperate with Disclosing Party upon Recipient's discovery of any loss or compromise of the Disclosing Party's Confidential Information.

         d. Client shall not, and shall be responsible for ensuring that its employees, agents and representatives will not, disclose, reveal or otherwise use for any purpose any information concerning the Vendor network. Client shall be permitted to demonstrate the System as part of its marketing and business development efforts and as part of its first notice of loss processes as long as aggregate, collected Vendor network information is not disclosed.

         e. EACC acknowledges and agrees that Client is the owner of all Consumer data entered into the System. EACC shall not disclose to any third party any Consumer information, including, but not limited to, Consumer name, address, telephone number, Vehicle Identification Number (VIN), social security number, claim number, or any other information regarding the Consumer to any third party without the prior written consent of Client.

17.      Records Retention

EACC agrees to provide a record of all transactions processed by the System on a monthly basis via CD ROM format.

18.      Term of Agreement and Termination Without Cause.

This Agreement shall commence on April 4th, 2001 and shall terminate at the close of business on April 3rd, 2006. If either party wishes to terminate this Agreement during the term hereof without cause, such party must deliver to the other party a written notice of termination. In order to be effective, such notice must be delivered by U.S. mail, postage paid, certified and return receipt requested. Termination shall be effective ninety (90) days after such notice has been so deposited in the U.S. mail.

19.      Termination for Cause.

Either party may terminate this Agreement for cause. Cause shall be defined as the failure of a party to perform any of its obligations hereunder. If either party wishes to exercise its right to terminate this Agreement for cause, such party shall provide the other party with written notice of default, which notice shall be given in the same manner as the written notice referred to in Section 16 above. Termination for cause shall be effective sixty (60) days after the notice of default has been deposited in the U.S. mail if the defaulting party has not cured the default within such 60-day period.

20.      Exclusivity.

Client agrees that during the term of this Agreement (other than the 90 days prior to termination pursuant to Section 17 in which case EACC will cooperate with Client in obtaining an alternative vendor to provide a direct repair program), Client will not utilize any person or entity other than EACC to perform any services that are the same as those contemplated to the performed by EACC hereunder.

21.      Client Acknowledgement.

Client acknowledges that EACC receives discounted rates and charges from its collision repair vendors and fees from its vendors. The fees paid may be in a flat annual fee, a fee based upon the volume of assignments, a fee based upon the dollar value of service or product, and/or a monthly fee plus a percentage of the dollar value of service or product, and/or a monthly fee plus a fee based upon the number of service or product sales. Fees received from particular Vendors may vary from time to time. Vendors do not pay a fee for participating in the program.

22.      Indemnification.

Both parties shall be liable for and shall indemnify and hold each other, their subsidiaries and affiliates and all shareholders, directors, officers, employees, agents, successors and assigns harmless from and against all suits, claims, fines, assessments, penalties, injuries, liabilities, losses, damages, judgments, settlements, costs and expenses (including but not limited to reasonable attorneys' fees) which arise directly or indirectly in connection with the other party's negligence, intentional misconduct, or breach or failure to abide by any of its covenants, obligations, representations or warranties contained in this Agreement.

23.      Assignment.

This Agreement may not be assigned by either party without prior written consent which consent shall not be unreasonably withheld.

24.      Severability.

If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be performed as if such invalid or unenforceable provision were not contained herein.

25.      Independent Contractors.

Each party shall undertake its performance under this Agreement as an independent contractor. Neither party shall have the authority to bind or obligate the other without the others written consent except as may be otherwise provided for in this Agreement

26.      Notices.

         Notices to Client shall be made to the following address:

                  Royal & SunAlliance
                  9300 Arrowpoint Boulevard
                  M.S. _______
                  P.O. Box 1000___
                  Charlotte, NC 28201-1000
                  ATTN: Rick Morgan, Vice-President

                  With a copy to:

                  Royal & SunAlliance
                  9300 Arrowpoint Boulevard
                  M.S. 1314
                  P.O. Box 1000
                  Charlotte, NC  28201-1000
                  ATTN: General Counsel

         Notices to EACC shall be mailed to the following address:

                  eAutoclaims.com
                  Attn:    Eric Seidel, President/CEO
                  2708 Alt. 19 North, Suite 505
                  Palm Harbor, Florida  34683

All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to EACC or to any officer or designated representative of EACC entitled to receive the notice or, five (5) days after mailing when sent by certified or registered first class mail, postage prepaid, properly addressed to the party entitled to receive such notice at the address set forth above.

27.      Entire Agreement.

This document contains the entire agreement between the parties with respect to the matters set forth herein and may not be changed or terminated orally. No amendment or modification of this Agreement shall be valid and binding unless made in writing and signed by the party against whom enforcement thereof is sought.

28.      Counterparts.

This License Agreement may be executed in one or more duplicate originals, all of which together shall be deemed to be one and the same instrument.

29.      Governing Law; Jurisdiction.

This Agreement and all rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of ________________. Jurisdiction and venue for any legal action shall be in ____________________________________ [Arbitration?].

30.      Legal Fees.

In the event it shall become necessary for either party to institute legal proceedings to enforce the terms of this Agreement, the prevailing party shall be entitled to all costs, including reasonable attorney's fees at both trial and appellate levels, against the non-prevailing party. Prevailing party shall include, without limitation, a party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment or abandonment by the opposing party of its claims or defenses.

         IN WITNESS WHEREOF, authorized representatives of the parties have caused this Agreement to be executed as of the date set forth above.

EAUTOCLAIMS.COM, INC.

By:
   -----------------------------------------

Name:
     ---------------------------------------

Title:
      --------------------------------------


ROYAL INDEMNITY COMPANY

By:
   -----------------------------------------

Name:
     ---------------------------------------

Title:
      --------------------------------------

Attachments:
Appendix A - Documentation
Appendix B - Warranty Terms
Appendix C - Pricing and Payment Terms

Appendix A  --IT Requirements
1. XML transfer of data--will allow the insured's data to be transferred from the R&SA CLAWS system to the EACC B2C application to eliminate redundant keystrokes by R&SA associates.
2. Provide assignment instructions to be sent with the assignment to the Staff Adjuster (SA) or Independent Adjuster (IA). The application will provide instructions for Minimum Impact Soft Tissue (MIST) claims, Photos only, Straight Appraisal, and Desk Review.
3.       Reports to be included in the B2C application are:
a. Cycle Time; for SA, IA, or Direct Repair Program (DRP) from the time dispatched to the time the claim is uploaded into the EACC application via e-link. Overall cycle time from the time the claim enters B2C until the claim process is complete.
b.       Assignments or supplements.  Same metrics as above.
c.       Type assignments: MIST, Straight Appraisal, Photos Only, Desk Audit
d. Report Average Paid by category: SA, IA, or DRP for assignments and supplements.
e.       Track Loss Adjustment Expense for DRP and IA assignments.
f.       Volume of claims handled by Adjuster
g.       Report outstanding Assignments by SA, IA, or DRP
h. Provide R&SA accounting department a screen to enable them to pay EACC invoices for the Standard book of business by printing the list of outstanding invoices. Non-Standard office will have invoices directed to the individual Staff Adjusters Data Repair Center. The Staff Adjuster will then send the invoice to the respective R&SA Accounts Payable Department for payment within seven days of date posted to the DRC.
i.       Ability to segregate Standard from Non-Standard for reporting purposes.


4. Provide a dropdown list for reason DRP shop was not used. List to be finalized prior to rollout.
5. Provide a bilingual checkmark to assist in dispatching the claim by R&SA associates.
6. Provide the ability to reassign claims and notify the respective parties of the reassignment for the following categories:
a.       SA to SA
b.       IA to IA

7. Assignment fields must be editable with the exception of claim number, deductible, date entered, coverage type, claim type, assigned by, and R&SA claim number and approval status.
8. Add office codes to identify which carrier is the underwriter (pertains to Non-Standard offices)
9. Allow search by claim number, insured or claimants name, policy number, vehicle identification number, year, make, or model of vehicle.
10. Allow access to summary claim information by the following R&SA departments including Bodily Injury, Subrogation, etc. Access will be allowed using IP address and not password.
11.      Provide Help Screens
12.      Capture change information, date changed, and who changed.
13.      Allow Adjuster to sort the data in the Data Repair Center (DRC) by date
14. Provide fields to capture Salvage information and return in report format.
15. Create visual aid for Staff Adjuster Dispatch. Will indicate which SA's are available by zip code and their respective current volume of claims in work.

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

16.      Allow Supervisor to modify assignments and reassign to other Staff
         Adjusters.
17.      Create a Periodic Purge routine.
18. Add Field Additions to allow SA's and IA's to input cost of LKQ, Aftermarket, & OEM. Provide this information in report format.
19.      Allow up to 15 photos to be uploaded and displayed for MIST claims only
20. Provide a space for R&SA to include "fun" information such as quote of the day or cartoon. R&SA will be responsible for the subscription fees associated with this feature.
21.      Allow R&SA to broadcast information on the Adjusters Data Repair
         Center.
22. Allow input of Salvage related data when a vehicle is deemed a Total Loss. This information can be viewed in report format on B2C.



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



                                   Appendix B


                          The Eautoclaims.com Warranty
                          ----------------------------

"The repairs that have been performed on your vehicle by our Network Facility are guaranteed for the duration of the time you own your vehicle. This encompasses the quality of the workmanship, including the labor, paint & materials, and parts, which carry the normal market guarantee. The guarantee is exclusive of normal ware and tear on replacement parts and paint."














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                                   Appendix C


File Management Fee

A.       Drive-in Network Estimate: $50/file
         The file management fee is the fee charge for using the eautoClaims.com network and physical auditing damage service. In addition, the file management fee allows the insurance company to settle claims based on preferred rates and terms. The preferred rates are a reflection of combining buying power with other eautoClaims.com customers.

B.       Drive-in Network Repair: $25/file
         The original file management fee has been reduced from $50.00 to $25.00, if the insured/claimant uses the eautoClaims.com shop for repairing their vehicle.

         Pre-approved Claims

C.       Drive-in Network Repair: $10/file
              The original file management fee is reduced from $50.00 to $10.00, if the claim was sent to an eautoClaims.com pre-approved and the insured/claimant uses the eautoClaims.com network shop for repairing their vehicle.

         Unassigned Files

              EautoClaims.com charges a $5 set-up fee for files in which no assignment (to either a shop or appraisal service) is made.

Additional Volume Discounts

         The earned volume discount is the share of discounts eautoClaims.com receives from our contracted shops. The discount is applied directly to all estimates written and appears on each claims cover page. The volume discount is based on the total claims submission from the previous month.

              Number of Monthly Files                 Percentage of Discount
              -----------------------                 ----------------------
                   1       -        100                        1%
                  101      -        250                        2%
                  251      -        500                        3%
                  501      -        800                        4%
                  801+                                         5%

Additional Services

Condition Reports for Total Losses:          $10/file (plus estimate fees)
IA dispatch & e-link upload Fee:             $6/file

Custom programming for features that are not listed in the original scope (exhibit B) will be addressed on a case-by-case basis. R&SA may incur programming charges for custom programming to the application.

                             Minimum Volume to EACC
Client agrees to send 1600 claims per month to EACC vendors for Repair. This excludes the volume sent to vendors only for photos and an estimate. This requirement will become effective on October 30, 2001.

If the volume is below 1600 claims per month, a $25 fee will apply for each claim that is less than 1600 claims per month.

     Example: 1400 claims are processed. An additional minimum volume fee of 200 x $25 = $5,000 would be due to EACC by the fifteenth day of the following month.

Payment Terms
Payments to EACC are to made weekly via wire transfer for the prior weeks claims processing service. No more than a seven day lag time for payments.

                                 EACC Invoicing
EACC will invoice client on a per file basis for all repair charges performed by vendors at such time as a final repair price has been agreed to with the vendor.